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             EXHIBIT 10.19--LEASE AGREEMENT BETWEEN SIDEWARE CORP.
                   AND SANCTUARY PARK REALTY HOLDING COMPANY
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                                LEASE AGREEMENT

    THIS LEASE AGREEMENT (THIS "LEASE"), MADE AND ENTERED INTO BY AND BETWEEN SANCTUARY PARK REALTY HOLDING COMPANY, A DELAWARE CORPORATION (HEREINAFTER REFERRED TO AS "LANDLORD"), AND SIDEWARE CORPORATION, A WASHINGTON CORPORATION (HEREINAFTER REFERRED TO AS "TENANT").

                             W I T N E S S E T H :

    1. BASIC LEASE INFORMATION. Each use of the terms capitalized and defined in this Paragraph 1 shall be deemed to refer to, and shall have the respective meanings set forth in, this Paragraph 1.

        (a) BUILDING. The multi-story, precast concrete and glass four (4) story office building located on the Land and being commonly known as "Lake View I."

        (b) LAND. Those certain parcels of land more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof.

        (c) PREMISES. That portion of the first floor of the Building, presently known as Suite Number 150 thereof, substantially as shown on Floor Plan(s) attached hereto as Exhibit "B" and by this reference made a part hereof.

        (d) COMMON AREAS. Those certain areas and facilities of the Building that are from time to time provided by Landlord, in its discretion, for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements might include any and all corridors, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building, and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, pedestrian ways, loading docks, and generally all other improvements located on the Land and designed for use in common by tenants, their employees, clients, customers, licensees and invitees. Common Area also includes those portions of the Office Park lying outside the Building which are designated as "common areas" for the use, enjoyment and benefit of all owners or tenants of property located within the Office Park and their lessees, sublessees and invitees.

        (e) TENANT'S PERMITTED USES. Executive and administrative offices reasonable and customary for a first-class office building, but specifically excluding medical and dental offices, governmental offices, travel agencies and airline ticket sales. Tenant further agrees to comply with the provisions of Paragraph 46 hereof.

        (f)  COMMENCEMENT DATE.  May 1, 2000, subject to Paragraph 2(b) hereof.

        (g) LEASE EXPIRATION DATE. The last day of the calendar month in which the day immediately preceding the third (3rd) annual anniversary of the Commencement Date occurs.

        (h) TERM. Approximately three (3) years, beginning on the Commencement Date and ending at 11:59 p.m. on the Lease Expiration Date, unless this Lease is sooner terminated as provided herein.

        (i) NET RENTABLE AREA OF THE PREMISES. Approximately 3,099 rentable square feet based upon the actual number of square feet of usable area in the Premises, plus an add-on factor of thirteen and one-half percent (13.5%) which has been mutually agreed to by Landlord and Tenant to reflect the Common Areas of the Building, and subject to recalculation by Landlord pursuant to the provisions of Paragraph 2(a) hereof. No such recalculation shall occur during the initial Term of the Lease.

        (j) NET RENTABLE AREA OF THE BUILDING. 180,741 square feet, subject to recalculation by Landlord.

        (k) TENANT'S SHARE. 1.7146 percent (1.7146%) representing a fraction, the numerator of which is the Net Rentable Area of the Premises and the denominator of which is the Net Rentable Area of the Building, subject to future adjustments pursuant to the provisions of Paragraph 2 (a) hereof, and in the case of any expansion of the Premises.

        (l) RENT. The Monthly Rental, the Additional Rent [as defined in Paragraph 3(a)] and all other sums due from Tenant to Landlord hereunder.
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        (m)  ANNUAL RENTAL PER SQUARE FOOT.  Annual Rental Per Square Foot means the annual rental rate per square foot of Net Rentable Area determined as set forth in Paragraph 3 (b) below. The initial Annual Rental Per Square
    Foot is $21.95.

        (n) MONTHLY RENTAL. Tenant shall pay to Landlord, commencing on the Commencement Date and continuing throughout the Term, monthly rental ("Monthly Rental") calculated by multiplying the Net Rentable Area of the Premises by the Annual Rental Per Square Foot, and then dividing the resulting product thereof by twelve (12). The initial Monthly Rental is $5,668.59 per month, subject to increase as set forth herein.

        (o) OFFICE PARK. The business park composed of the areas designated by Landlord from time to time as a part of the Office Park, which is located along Rock Mill Road in Land Lots 592, 605, 606 and 639 of the
    1st District, 2nd Section, Alpharetta, Fulton County, Georgia.

        (p) SECURITY DEPOSIT. $5,668.59, to be held by Landlord in accordance with the provisions of Paragraph 3. Tenant is also required to submit a "Letter of Credit" (as hereinafter defined) to Landlord. The Letter of Credit shall be in the form attached hereto as Exhibit "G," and by this reference made a part hereof, to be deposited with Landlord and held by Landlord in accordance with the provisions of Paragraph 45 of this Lease.

        (q) LEASE YEAR. A Lease Year shall be each twelve (12) month period beginning on the Commencement Date; provided, however, if the Commencement Date is not the first day of the month, the first Lease Year shall commence on the Commencement Date and end on the last day of the twelfth (12th) month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month.

    2.  PREMISES AND TERM.

    (a) In consideration of the obligation of Tenant to pay Rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby accepts and leases the Premises from Landlord for the Term. During the Term, Tenant shall have the right to use the Common Areas in common with others and in accordance with the Rules and Regulations. The number of square feet of Net Rentable Area of the Premises stated in Paragraph 1 above shall be used in the computation of Monthly Rental, Additional Rent, and all other charges due hereunder, for the initial Term of the Lease.

    (b) The "Commencement Date" shall be: (i) the date set forth in Paragraph 1 above; or (ii) such later date upon which the improvements in the Premises have been substantially completed in accordance with the plans and specifications therefor (other than minor punch list items and any work which cannot be completed on such date provided such incompletion will not substantially interfere with Tenant's use of the Premises) and a temporary certificate of occupancy has been issued by the City of Alpharetta, Georgia; provided, however, the Commencement Date and the payment of Rent hereunder shall be accelerated by the number of days of any "Tenant Delay" (as defined in the Work Letter attached hereto as Exhibit "C"), which causes Landlord to be delayed in delivering the Premises beyond May 1, 2000. See Paragraph 40 below.

    (c) Landlord agrees to perform the "Landlord's Work," and, subject to reimbursement by Tenant for all costs in excess of the "Tenant Improvement Allowance," the "Tenant's Work," all as more particularly defined and described in the Work Letter attached hereto as Exhibit "C," with diligence, subject to events and delays due to causes beyond its reasonable control. The Premises shall be deemed substantially completed and possession delivered when Landlord has substantially completed the work to be constructed or installed pursuant to the provisions of said Work Letter, subject only to the completion of items on Landlord's Punch List (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work to be performed by or for Tenant).

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    (d) Taking of possession by Tenant shall be deemed conclusively to establish that said "Leasehold Improvements" (as defined in the Work Letter) have been completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition, subject to items set forth in the "Landlord's Punch List" (as defined in the Work Letter attached hereto as Exhibit "C"), as of the date possession was so taken. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a Commencement Notice in the form attached hereto as Exhibit "D" and by this reference made a part hereof. In the event of any dispute as to Substantial Completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Landlord shall have a reasonable amount of time after the preparation of the Landlord's Punch List to correct the matters set forth on the Landlord's Punch List. Tenant may occupy the Premises prior to the Commencement Date in accordance with Paragraph 40 of this Lease.

    3.  MONTHLY RENTAL, ADDITIONAL RENT AND SECURITY DEPOSIT.

    (a) Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's Address for Payments as set forth in Paragraph 26 hereof, or at such other place as Landlord shall designate in writing from time to time: (i) the Monthly Rental, in equal monthly installments in advance on the first day of each calendar month during the Term; (ii) the Additional Rent ("Additional Rent") consisting of those sums of money due and payable, if any, by Tenant under Paragraph 3 hereof; and (iii) all other sums of money due and payable by Tenant hereunder, at the respective times required hereunder. The first monthly installment of Monthly Rental shall be paid in advance on the date of Tenant's execution of this Lease and shall be applied to the first installment of Monthly Rental due under this Lease. Payment of the Rent shall otherwise begin on the Commencement Date; provided, however, that if either the Commencement Date or the Lease Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

    (b) Commencing on the first (1st) day of the second (2nd) Lease Year and continuing on the first day of each Lease Year thereafter during the Term, the Annual Rental Per Square Foot shall be increased by an amount calculated as follows:

        (i) Divide the Operating Expense Base [as defined in Paragraph 3(d)] by the number of square feet of Net Rentable Area in the Building (180,741). The result is hereinafter referred to as the "Per Square Foot Operating Expense Base."

        (ii) Subtract the Per Square Foot Operating Expense Base from the initial Annual Rental Per Square Foot. The remainder is hereinafter referred to as the "Initial Base Rent."

       (iii) Increase the Initial Base Rent (or the Escalated Base Rent for the previous Lease Year, as the case may be) by an amount equal to three percent (3%). The Initial Base Rent, as so escalated and increased each Lease Year, on a cumulative and compounded basis, is hereinafter referred to as the "Escalated Base Rent." Thereafter, on the first (1st) day of each Lease Year during the remainder of the Term, beginning on the first
    (1st) day of the third (3rd) Lease Year, the Escalated Base Rent determined for the previous Lease Year shall again be increased as set forth herein, and, as so increased, shall constitute the Escalated Base Rent for that Lease Year.

        (iv) To determine the Annual Rental Per Square Foot for a particular Lease Year, add the Escalated Base Rent for such Lease Year to the Per Square Foot Operating Expense Base.

    By way of illustration only, if the Per Square Foot Operating Expense Base for calendar year 2000 is determined to be Six and 30/100ths Dollars ($6.30), then the Initial Base Rent per Square Foot would be $15.40 per square foot of Net Rentable Area ($21.70-$6.30). Escalated Base Rent applicable for the second
(2nd) Lease Year would be $15.86 (1.03 X $15.40). This would result in the Annual Rental Per

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Square Foot for the second (2nd) Lease Year being $22.16 ($15.86 + $6.30). All future escalations would be applied to the Escalated Base Rent, as it increases from time to time throughout the Term on a cumulative and compounded basis, on the first (1st) day of each Lease Year during the Term. If the per Square Foot Operating Expense Base cannot be calculated on the first (1st) day of the second
(2nd) Lease Year because the Operating Expense Base has not been finally determined as of that date, Landlord shall provide Tenant with an estimate of the Escalated Base Rent and resulting estimated Monthly Rental for such Lease Year, and Tenant shall pay such estimated amount of Monthly Rental until the actual Operating Expense Base is determined, at which time Landlord shall provide Tenant with a statement showing the calculation of the Escalated Base Rent and the resulting, actual Monthly Rental for such Lease Year. Within ten (10) days following receipt of Landlord's statement, Tenant shall pay to Landlord any amounts due from Tenant because of such adjustments to the Monthly Rental for the months for which Tenant would have paid a greater Monthly Rental had such figure been calculated earlier. If Tenant's payments have been in excess of the increased Monthly Rental due, Tenant shall receive a credit for such excess amount which shall be applied to the next installment of Monthly Rental due from Tenant; provided that in no event shall Monthly Rental ever be less than the initial Monthly Rental set forth herein.

    (c) Intentionally Omitted.

    (d) Beginning January 1, 2001, and continuing on the first day of each month thereafter during the Term, and any extension thereof, Tenant shall pay to Landlord, as Additional Rent, at the same time as the monthly installment of Monthly Rental is paid, an amount equal to one-twelfth ( 1/12th) of Landlord's estimate (as determined by Landlord in its sole discretion) of Tenant's Share of any projected increase in Operating Expenses for the particular calendar year in excess of the Operating Expense Base (the "Estimated Escalation Increase"). The Operating Expense Base shall be the actual Operating Expenses experienced during calendar year 2000. If the Building is not fully occupied during any calendar year, Landlord shall adjust those Operating Expenses which are affected by Building occupancy for such calendar year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of the total Net Rentable Area of the Building. In computing the Estimated Escalation Increase for any particular calendar year, Landlord shall take into account any prior increases in Tenant's Share of Operating Expenses. If during any calendar year the Estimated Escalation Increase is less than the Estimated Escalation Increase for the previous year, such Additional Rent payments attributable to the Estimated Escalation Increase to be paid by Tenant for the new calendar year shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Monthly Rental. If, for any reason, Landlord has not provided Tenant with the Estimated Escalation Increase on or before the first day of any year during the Term, then, (i) until the first day of the calendar month following the month in which Tenant is given the Estimated Escalation Increase, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Paragraph for the month of December of the preceding year, and (ii) on the first day of the month following Tenant's receipt of Landlord's determination of the Estimated Escalation Increase, Tenant shall pay to Landlord an amount equal to one-twelfth ( 1/12) of the Estimated Escalation Increase as shown on the estimate provided by Landlord, plus an amount equal to the remainder obtained by subtracting the amount theretofore paid by Tenant pursuant to subparagraph (i) from that amount obtained by multiplying the number of months (exclusive of the month then at hand) occurring since the first day of such year by Tenant's then-correct monthly share of the Estimated Escalation Increase. If such calculation proves that Tenant has overpaid, Landlord shall apply such overpayment as a credit against Tenant's future payment obligations for Additional Rent until such credit is depleted. The foregoing notwithstanding, Landlord shall have the right from time to time during any year to notify Tenant in writing of any change in Landlord's estimate of the Estimated Escalation Increase, in which event Tenant's payment of the Estimated Escalation Increase, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective and due from Tenant on the first day of the month following Landlord's giving of such notice.

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    (e) For the purposes of this Lease, the term "Operating Expenses" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the Building, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

        (i) Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance and security of the Building, including taxes, insurance and benefits relating thereto;

        (ii) All supplies and materials used in the operation, maintenance, repair, replacement and security of the Building;

       (iii) The annual cost of all capital improvements made to the Building which, although capital in nature, can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law promulgated by any governmental authority or which are designed to protect or enhance the health, safety or welfare of the tenants in the Building or their invitees, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

        (iv) The cost of all electricity, water and other utilities, other than the cost of utilities directly reimbursed to Landlord (i.e., through submeters or comparable devices) by the Building's tenants (including Tenant);

        (v) The cost of any insurance or insurance related expense applicable to the Building and Landlord's personal property used in connection therewith;

        (vi) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, federal and state taxes on income (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

       (vii) Cost of security, repairs, replacements and general maintenance of the interior and exterior of the Building (including, but not limited to, the roof, the foundation and the exterior walls; light bulbs and glass breakage; the redecorating, repainting, recarpeting and other such work of any Common Areas; heating, ventilation and air conditioning equipment; plumbing and electrical equipment; elevators; trash removal; security services; janitorial service; HVAC maintenance; grounds maintenance; alarm services; window cleaning; parking areas and landscaping), whether performed by Landlord or pursuant to service or maintenance contracts with independent contractors;

      (viii) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement or security of the Building (including, without limitation, trash removal, security services, janitorial service, HVAC maintenance, grounds maintenance, alarm services, window cleaning and elevator maintenance);

        (ix) The amount of basic rent payable under and pursuant to any ground lease pertaining to the Land;

        (x) A management fee and other expenses incurred for the general operation and management of the Building;

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        (xi) Legal and accounting fees and expenses; and

       (xii) Anything which could be classified as an operating expense under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder.

    There are specifically excluded from the definition of the term "Operating Expenses" expenses: (1) for capital improvements made to the Building, other than (A) capital improvements described in subparagraph 3(e)(iii) above and
(B) items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of Common Areas, replacement of carpet in elevator lobbies, and the like [expenses for capital improvements of the type referenced in (A) and (B) of this section (1) may be included in Operating Expenses]; (2) for repair, replacement and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (3) for interest, amortization or other payments on loans to Landlord; (4) for depreciation of the Building; (5) for leasing commissions; (6) for legal expenses with respect to disputes with individual tenants and negotiation of tenant leases; (7) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; and (8) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

    (f) Within six (6) months after January 1 of each year during the Term, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses for the preceding year and the resulting, actual amount of Tenant's Share of any increase in Operating Expenses in excess of the Operating Expense Base. Thereafter, Landlord shall be entitled, if circumstances warrant, to issue one or more revised, corrected or supplemental statements at any time and from time to time following the issuance of the initial statement. Within ten (10) Business Days after Landlord's delivery of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant's Share of the increase in the Operating Expenses for the preceding calendar year in excess of the Operating Expense Base, as shown on such Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's payments of the Estimated Escalation Increase paid during such preceding year. If Tenant's share of the actual increase in Operating Expenses, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of the Estimated Escalation Increase actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installments of Additional Rent due from Tenant under this Paragraph 3, until fully credited to Tenant.

    (g) Tenant agrees to deposit the Security Deposit with Landlord on the date of execution of this Lease by Tenant, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any "Event of Default" (as hereinafter defined) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such Security Deposit to the extent necessary to make good any arrears of Rent or other payments due Landlord hereunder, and any other damages, injury, expense or liability caused by such Event of Default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant at such time after termination of this Lease as all of Tenant's obligations under this Lease have been fulfilled. If, during the Term, Landlord, in Landlord's sole opinion, judgment and discretion, deems itself insecure as to the performance or prospect of performance by Tenant as to any of Tenant's obligations pursuant to this Lease, Tenant shall be required to provide Landlord with an additional Security Deposit, in an amount and form acceptable to Landlord.

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    4.  USE.

    (a) The Premises shall be used only for executive and administrative offices for the conduct of Tenant's business, limited to the uses specifically set forth in the Basic Lease Information and for no other purposes whatsoever. The statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in the Basic Lease Information shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate of occupancy for the Premises or the Building or are otherwise permitted by law. Landlord does, however, represent that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the Insurance Commissioner or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenants for the Building is caused by Tenant's use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay the amount of such increase to Landlord as Additional Rent.

    (b) Tenant agrees that the floor load resulting from Tenant's furniture, inventory and equipment pertaining to Tenant's use of the Premises shall not exceed allowable design floor loading for the Building. Tenant shall distribute floor loading in accordance with design loads for the Building. Tenant shall hold harmless Landlord from any loss, liability and expenses, both real and alleged, arising out of or caused by Tenant's negligence or failure to comply with this Paragraph.

    5.  SERVICES AND UTILITIES.

    (a) Landlord shall maintain the Common Areas, including lobbies, stairs, elevators, corridors and rest rooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition, except for damage occasioned by the act of Tenant, its agents, servants, employees or invitees, which damage shall be repaired by Landlord at Tenant's expense.

    (b) Provided Tenant is not in default hereunder, and subject to the provisions contained elsewhere herein and in the Rules and Regulations, Landlord agrees to furnish to the Premises during ordinary business hours of generally recognized business days, to be determined by Landlord (but exclusive in any event of Sundays and legal holidays), heat and air conditioning required in Landlord's judgment (in accordance with the specifications in Paragraph 1.01(l) of the Work Letter attached hereto as Exhibit "C") for the comfortable use and occupancy of the Premises from 8:00 a.m. to 7:00 p.m. on weekdays and from 8:00 a.m. to 2:00 p.m. on Saturdays; janitorial services during the times and in the manner set forth in Landlord's Cleaning Specifications attached hereto as Exhibit "E," and elevator service. Landlord shall be under no obligation to provide additional or after-hours heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay to Landlord a reasonable charge for such services as determined from time to time by Landlord. Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which

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Landlord may prescribe for the proper functioning and protection of said heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Whenever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units and metering devices for such units in the Premises, and the cost thereof, including the cost of electricity and/or water therefor, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord agrees to furnish to the Premises electricity for general office purposes and water for lavatory and drinking purposes, subject to the provisions of subparagraph 5(c) below. Landlord shall in no event be liable for any interruption or failure of utility services to the Premises or for any result thereof. However, Landlord will use commercially reasonable efforts to remedy any interruption or failure of utility services to the Premises which interruption or failure is within its control.

    (c) Tenant will not without the prior written consent of Landlord use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electric current or water. If Tenant, in Landlord's judgment, shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the prior written consent of Landlord, to the use thereof, which Landlord may refuse, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. The cost of any such meters and installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of: (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building; or
(iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing consumption of energy, water or any other resources.

    (d) Any sums payable under this Paragraph 5 shall be considered Additional Rent and may be added to any installment of Rent thereafter becoming due and shall accrue late charges as Rent as set forth in subparagraph 19(g) of this Lease, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of Rent.

    (e) Tenant shall not provide any janitorial services without Landlord's prior written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk, cost and responsibility.

    6. TENANT REPAIRS. Tenant shall, at all times during the Term, at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, Act of God or the elements. Tenant shall, on or before the Lease Expiration Date or any sooner date of termination of this Lease, unless Landlord demands otherwise as in Paragraph 7 hereof provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, Act of God or the elements excepted. It is hereby understood and agreed that, except as expressly set forth herein, Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof. However, if Tenant fails to make required repairs to the Premises promptly, Landlord, at Landlord's election, shall have the right to make such repairs, and Tenant shall pay Landlord on demand Landlord's actual costs of such repair, plus a fee equal to fifteen percent (15%) of such actual costs to cover Landlord's overhead in making such repairs.

    7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof, floor and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event Landlord consents to the making of any such alterations, additions or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same and all subcontractors must first be approved in writing by Landlord, or, at Landlord's sole option and discretion, the alterations, additions or improvements shall be made by Landlord for Tenant's account and Tenant shall fully reimburse Landlord for the entire cost thereof, including a fee of five percent (5%) of such cost to cover Landlord's overhead, within twenty (20) days after written notification of Tenant by Landlord providing Tenant with an invoice or other request (or statement). Promptly after completion of any alterations, additions, or improvements to the Premises made by Tenant, Tenant shall supply Landlord with a set of scaled and dimensioned, reproducible mylars of "as-built" plans for such alterations, additions or improvements, certified by Tenant's architect or space planner. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good and workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging the Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term and Tenant shall, unless Landlord otherwise elects as herein provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition on or before the Lease Expiration Date or any sooner date of termination of this Lease; provided, however, that if Landlord so elects prior to termination or expiration of this Lease, such alterations, additions, improvements and partitions shall become the property of Landlord as of the Lease Expiration Date or any sooner date of termination of this Lease and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed on or before the Lease Expiration Date or any sooner date of termination of this Lease if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural qualities of the Building and improvements situated in the Premises. Tenant shall not be required to remove any of the Leasehold Improvements constructed pursuant to the Work Letter attached hereto as Exhibit "C." In addition, Tenant shall not be required to remove any subsequent alteration or improvement made by Tenant, provided Tenant obtains Landlord's written consent to surrender such alteration or improvement with the Premises, at the time Landlord consents to the making of such alteration or improvement.

    8. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit "F" and by this reference made a part hereof and all modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations. Notwithstanding any provision of this Paragraph or any other provision of the Rules and

Regulations to the contrary, Landlord hereby agrees that all such Rules and Regulations shall be non-discriminatory in substance and in application to the tenants of the Building and shall not be binding upon Tenant if the same materially, adversely affect Tenant's business or its use and occupancy of the Premises. In the case of any conflict between the Rules and Regulations established by Landlord and this Lease, the provisions of this Lease shall control.

    9. INSPECTION AND RIGHT OF ENTRY. Landlord reserves and shall at all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants, to post and maintain all notices, including notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Building to which access is conveniently made through the Premises, without abatement of Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in writing in advance and made known to Landlord), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets or other public parts of the Building.

    10. INTENTIONALLY OMITTED.

    11. ASSIGNMENT AND SUBLETTING.

    (a) Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, and the Premises or any part thereof shall never be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto. Tenant shall not mortgage, pledge or otherwise encumber its interest under this Lease without the prior written consent of Landlord, which consent may be withheld for any reason or no reason, in the sole and absolute discretion of Landlord. All renewal or extension rights, expansion rights, termination rights, exclusive rights, opportunity rights and other such rights and options contained in this Lease shall be personal to the original Tenant executing this Lease and shall terminate upon any assignment or sublease affecting all or any portion of the Premises.

    (b) An assignment of this Lease shall be deemed to have occurred: (i) if in a single transaction or in a series of transactions more than a fifty percent (50%) interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership interest, interest in a limited liability company or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a fifty percent (50%) interest in Tenant, such guarantor or such subtenant; or (ii) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange [other than by persons owning five percent (5%) or more of the voting stock of such corporation] shall not be included in the calculation of such fifty percent (50%) interest in (i) above.

    (c) If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof) and, Tenant is not then in default under this Lease, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying
(i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Premises proposed to be so subleased,
(iii) the proposed effective date and duration of the assignment or subletting,
(iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee, (v) the proposed use of the proposed assignee or sublessee,
(vi) complete, audited financial statements and a business plan for the proposed sublessee or assignee, and (vii) a true and correct copy of the proposed instrument of assignment or proposed sublease. In the event that Landlord agrees to consent to any assignment or sublease, such consent shall be evidenced by the execution of Landlord's standard form of consent to assignment or consent to sublease by Tenant, the assignee or sublessee and Landlord. Landlord shall not execute such consent until it has received a true and correct copy of the fully-executed instrument of assignment or sublease and an original consent executed by Tenant and the assignee or sublessee. Tenant shall promptly supply Landlord with such other information as Landlord may request to evaluate the proposed assignment or sublease. Landlord shall have a period of twenty (20) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (A) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for provisions of this Lease which expressly survive the termination hereof; or
(B) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then all of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Monthly Rental and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (C) to refuse, in Landlord's sole and absolute discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid twenty
(20) day period, Landlord shall be deemed to have elected option (C) above. Whether or not Landlord grants its consent, Tenant shall reimburse Landlord, within thirty (30) days after written request therefor, for all reasonable legal, architectural and engineering fees and any other reasonable and actual costs incurred by Landlord in connection with any request by Tenant for approval of an assignment or subletting and such payment shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (B) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

    (d) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Paragraph 11 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

    (e) Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Building and any and all of Landlord's rights under this Lease. In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under the Lease, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

    12. INSURANCE.

    (a) Landlord shall maintain Special Form Insurance on the Building and the Premises, such policy(ies) to cover Landlord's interest in the Building and Premises for not less than the full replacement cost thereof. Such insurance shall be maintained at the expense of Landlord (as a part of Operating Expenses), and payments for losses thereunder shall be made solely to Landlord or the holder or holders of any mortgage or deed to secure debt encumbering the Land, Building or Office Park (collectively, "Mortgagees"; each, a "Mortgagee") as their respective interests shall appear.

    (b) Tenant shall maintain, at its expense, in an amount equal to the full replacement cost thereof, Special Form Insurance on all of its personal property, including furniture, equipment, fittings, installations, supplies, phone systems, computer systems and removable trade fixtures, located in the Premises. Such policy shall include Business Interruption/Additional Expense coverage on a loss sustained basis.

    (c) Tenant shall also maintain Worker's Compensation and Employer's Liability Insurance in form and amount satisfactory to Landlord and as required by law.

    (d) Tenant and Landlord shall, each at its own expense, maintain a policy or policies of Commercial General Liability Insurance (written on an occurrence basis) with respect to the respective activities of each on the Land and in the Building with the premiums thereon fully paid on or before the date due, issued by and binding upon an insurance company authorized to conduct such business in the State of Georgia. Such Commercial General Liability Insurance to be maintained by Tenant and Landlord under this Paragraph shall afford minimum protection of not less than $2,000,000.00 combined single limit coverage of bodily injury, property damage, or combination thereof; and such Commercial General Liability Insurance to be maintained by Tenant shall name Landlord, its managing agent, and any other party reasonably required by Landlord, as additional insureds. Such insurance coverage maintained by Tenant shall also include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Landlord shall not be required to maintain insurance against thefts within the Premises, the Building, or on the Land.

    (e) Tenant shall also maintain and provide such other form or forms of insurance, changes in amounts of coverage, or endorsements as Landlord, or any Mortgagee of Landlord, may reasonably require from time to time.

    (f) All Commercial General Liability Insurance and Special Form Insurance maintained by Tenant shall be written as primary policies and shall not call for contribution from any other insurance available to Landlord.

    (g) Tenant shall, prior to the Commencement Date, provide Landlord with current Certificates of Insurance, certified copies of such policies and receipts for payment of premiums therefor, evidencing Tenant's compliance with the terms and requirements of this Paragraph 12. All policies required to be maintained by Tenant under this Paragraph 12 shall contain a provision whereby the insurer is not allowed to cancel, fail to renew or change materially the coverage, without first giving thirty (30) days' prior written notice to Landlord. Tenant shall also obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord.

    (h) All insurance policies carried with respect to this Paragraph 12 shall be issued by insurance companies licensed to do business in the State of Georgia with a general policyholder's rating of at least A and a financial rating of at least VIII in the most current Best's Insurance Reports.

    (i) All insurance policies required to be carried by Tenant with respect to this Paragraph 12 shall be procured and maintained in full force and effect by Tenant at its sole cost and expense and continue in full force and effect during the Term of the Lease, any renewals or extensions thereof, any holdover period under the Lease, any tenancy by whatsoever name called and any period of occupancy by Tenant of the Premises prior to the Commencement Date of the Lease or subsequent to the expiration or earlier termination of the Lease.

    (j) Anything in this Lease to the contrary notwithstanding (including, without limitation, Paragraph 14 hereof), Landlord and Tenant each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises or a part thereof, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s), regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, where such loss or damage would either be covered by insurance required to be maintained under this Paragraph 12 (whether or not such insurance is in effect) or to the extent such loss or damage is actually covered by any other insurance carried by each of them. All insurance policies carried with respect to this Paragraph 12, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against Landlord and Tenant. Landlord and Tenant acknowledge that the waivers and releases set forth in this subparagraph are intended to result in any loss or damage which is covered by insurance being borne by the insurance carrier of Landlord or Tenant, as the case may be, or by the party having the insurable interest if such loss is not covered by insurance and this Lease requires such party to maintain insurance to cover such loss. Landlord and Tenant agree that such waivers and releases were freely bargained for and willingly and voluntarily agreed to by Landlord and Tenant and do not constitute a violation of public policy.

    13. FIRE AND CASUALTY DAMAGE.

    (a) If the Building should be totally destroyed by fire, tornado or other casualty or if it should be damaged, to the extent that, in Landlord's reasonable judgment, repair would not be economically feasible; or that rebuilding or repairs cannot, in Landlord's estimation, be completed within one hundred and sixty (160) days after the date of such damage; or if the insurance proceeds remaining after any required payments to Mortgagees are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days after the date of such casualty, and the Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination.

    (b) If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 12(a) above, but only to such extent that rebuilding or repairs are, in Landlord's estimation, economically feasible and can be completed within one hundred and sixty (160) days after the date of such damage and the proceeds of such insurance, after deducting any required payments to Mortgagees, are sufficient for such rebuilding or repairs, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that: (i) Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant; and (ii) Landlord may elect not to rebuild if such damage occurs during the last year of the Term, exclusive of any option to extend the Term which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred and sixty (160) days after the date of such damage, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord within thirty (30) days after the expiration of such one hundred and sixty
(160) day period. Such termination shall be Tenant's exclusive remedy. If Tenant fails to terminate this Lease within such 30-day period, Tenant shall be deemed to have waived its rights to terminate by reason of the failure of Landlord to complete such repairs and rebuilding within one hundred and sixty (160) days after the date of such damage.

    (c) Notwithstanding anything herein to the contrary, in the event any Mortgagee requires that the insurance proceeds be applied to the indebtedness due such Mortgagee, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such Mortgagee, whereupon all rights and obligations hereunder shall cease and terminate. In no event shall Landlord be required under this Lease to incur any expenses in excess of available insurance proceeds for the purpose of repairing or restoring the Building or the Premises after a fire or other casualty.

    14. WAIVER OF CLAIMS; LANDLORD'S LIABILITY AND INDEMNIFICATION.

    (a) Tenant waives and releases all claims against Landlord, its agents, employees, representatives and contractors for damage to any property or injury to, or death of, any person in, upon, or about the Premises arising at any time and from any cause other than by reason of the sole negligence of Landlord, its agents, employees, representatives, or contractors.

    (b) Without limiting the generality of Paragraph 14(a), Tenant agrees that Landlord, its agents, employees, representatives and contractors will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, vermin, court order, requisition, order of governmental body or authority, electricity, computer or electronic equipment or systems malfunction, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Premises or into the Premises or from the roof, street, subsurface or from any other place or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Building, or from construction, repair, alteration of the Premises or from any acts or omissions of any other tenant, occupant, or visitor of the Premises, or from any other cause whatsoever, except if such loss, injury, death, or damage to persons, property, or Tenant's business is occasioned by the sole negligence of the Landlord, its agents, employees, representatives or contractors.

    (c) Subject to the provisions of Paragraph 12(j) of this Lease, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (i) the use of the Premises or any part thereof by Tenant, (ii) any activity, work or other things done, permitted or suffered by Tenant in or about the Premises, or any part thereof, (iii) any breach or default by Tenant in the performance of any of its obligations under this Lease; and in each case from and against any and all damages, losses, liabilities, lawsuits, cost and expenses (including attorney's fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (iii) above, or any action brought thereon. Subject to the provisions of Paragraph 12(j) of this Lease, Landlord shall indemnify and hold Tenant harmless from and against any and all claims arising out of (i) the use of the Common Areas of the Building or any part thereof, (ii) any activity, work or other things done, permitted or suffered by Landlord in or about the Common Areas, or any part thereof, (iii) any breach or default by Landlord in the performance of any of its obligations under this Lease; and in each case from and against any and all damages, losses, liabilities, lawsuits, cost and expenses (including attorney's fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (iii) above, or any action brought thereon.

    (d) The provisions of this Paragraph 14 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

    15. CONDEMNATION.

    (a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and the Rent shall be apportioned and paid to the date on which the physical taking of the Premises shall occur.

    (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 15(a) above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

    (c) All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises, the Building or other improvements, or any part thereof, shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant's fixtures if a separate award for such items is made to Tenant.

    (d) In no event shall Landlord be required under this Lease to incur any expenses in excess of available proceeds from any taking contemplated hereby for the purposes of restoring the Building or the Premises after any such taking.

    16. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, or after reentry by Landlord without terminating this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will, at monthly installments of Rent equal to one hundred fifty percent (150%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall have no right to notice under OFFICIAL CODE OF GEORGIA ANNOTATED Section44-7-7 of the termination of its tenancy. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term except as otherwise expressly provided in a written agreement executed by both Landlord and Tenant. The provisions of this Paragraph 16 shall survive the expiration or earlier termination of this Lease.

    17. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

    18. EVENTS OF DEFAULT. The following events shall be deemed to be "Events of Default" by Tenant under this Lease:

    (a) Tenant shall fail to pay any installment of the Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days after Landlord gives Tenant written notice of such past due Rent or other payment; or Tenant shall fail to pay Rent or any other payment required herein within five (5) days after the date due, at any time during a calendar year in which Tenant has already received two (2) previous notices of its failure to pay Rent or other payments by the due date.

    (b) Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all, or any substantial part of, its property; or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

    (c) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property.

    (d) A receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant.

    (e) Tenant shall desert or vacate any substantial portion of the Premises for more than fifteen (15) consecutive Business Days. Notwithstanding the preceding sentence, Tenant shall not be deemed to have deserted or vacated the Premises if it is conducting normal business operations within the Premises during Business Hours and on Business Days with at least a skeleton crew. In addition, Tenant may vacate the Premises for up to forty-five (45) consecutive days in connection with preparing the Premises for occupancy by an approved subtenant or assignee.

    (f) Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 23 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

    (g) Tenant shall fail to continuously operate its business at the Premises for the permitted use set forth in Paragraph 1, whether or not Tenant is in default of the payments of Rent due under this Lease.

    (h) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

    19. REMEDIES.

    (a) Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Paragraph 19):

        (i) Terminate this Lease, and Tenant shall remain liable for all Rent and all other obligations under this Lease arising up to the date of such termination; or

        (ii) Terminate this Lease, and Tenant shall remain liable for all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of (1) the total Rent, and all other obligations which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the expiration date of the Term, over (2) the aggregate reasonable rental value of the Premises for the same period, plus (3) the costs of recovering the Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees, plus (4) the unpaid Rent earned as of the date of termination plus interest at the "Interest Rate" (as hereinafter defined), plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises, all of which excess sum shall be deemed immediately due and payable; or

       (iii) Landlord may at its option, declare the difference, if any, between
    (A) the entire amount of Monthly Rental and Additional Rent which would become due and payable during the remainder of the Term, discounted to present value using a discount rate equal to the "Prime Rate" (as hereinafter defined) in effect as of the date of such declaration, and
    (B) the fair rental value of the Premises during the remainder of the Term (taking into account, among other factors, the anticipated duration of the period the Premises will be unoccupied prior to reletting and the anticipated cost of reletting the Premises), also discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, to be due and payable immediately and Tenant agrees to pay the same at once, together with all Monthly Rental, Additional Rent and other sums theretofore due; it being understood and agreed that such payment shall be and constitute Landlord's liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult or impossible to determine the actual damages Landlord would suffer from Tenant's breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with OFFICIAL CODE OF GEORGIA ANNOTATED Section 13-6-7. If Landlord exercises the election set out in this subparagraph, Landlord hereby waives any right to assert that Landlord's actual damages are greater than the amount calculated hereunder. "Prime Rate" means the Prime Rate published in the WALL STREET JOURNAL from time to time (adjusted daily) as being the base rate on corporate loans at large U.S. money center commercial banks. If the WALL STREET JOURNAL ceases to publish such a Prime Rate, the Prime Rate shall be the per annum interest rate which is publicly announced (whether or not actually charged in each instance) from time to time (adjusted daily) by Wachovia Bank of Georgia, N.A., Atlanta, Georgia as its "prime rate" or similar corporate borrowing reference rate; or

        (iv) Without terminating this Lease, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Premises or any portion thereof as the agent of Tenant, with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any Rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of Rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future Rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

        (v) Without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Premises and without being liable for prosecution or any claim for damages therefor, maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

        (vi) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor or other service, wherever Landlord is obligated to furnish or render the same so long as Tenant is in default under this Lease; or

       (vii) Allow the Premises to remain unoccupied, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

      (viii) Terminate the Tenant's right to possession of the Premises, without terminating the Lease, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

        (ix) Terminate the Lease and Tenant's right to possession of the Premises; or

        (x) Enforce the performance of Tenant's obligations hereunder by injunction or other equitable relief, which remedy may be exercised upon any actual or threatened Event of Default by Tenant, without regard to whether Landlord may have an adequate remedy at law; or

        (xi) Foreclose any security interest in the property of Tenant which Landlord may have under the laws of the State of Georgia or under this Lease, including the immediate taking of possession of all property on or in the Premises; and

       (xii) Pursue any combination of the foregoing remedies permitted by law and such other remedies as are available at law or equity.

    (b) Whenever Landlord terminates this Lease, it shall do so by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice with the same force and effect as though the date specified were the date herein originally fixed as the Lease Expiration Date, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

    (c) Whenever Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, it shall do so by giving Tenant written notice of termination of its right of possession, in which event Tenant shall surrender the Premises to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

    (d) If this Lease shall terminate as a result of or while there exists a default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to unpaid Rent and any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default, in Landlord's sole discretion.

    (e) Tenant covenants and agrees that Tenant will not interpose any counterclaim, offset, or deduction in any summary proceeding brought by Landlord to recover possession of the Premises. Landlord shall in no way be responsible or liable to Tenant for any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Tenant shall remain liable for all Rent and all other obligations as they accrue over the Term, even after any writ of possession as to the Premises is applied for or issued to Landlord in dispossessory proceedings, after an eviction is completed, and after Landlord terminates Tenant's right of possession unless Landlord terminates the Lease.

    (f) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

    (g) All installments of Rent, and all other amounts of money payable by Tenant to Landlord under this Lease, if not received by Landlord within five (5) days of the date due, shall: (a) be subject to a late fee equal to the greater of (i) five percent (5%) of the amount past due, or (ii) $50.00, which late fee represents an agreed upon charge for the administrative expense suffered by Landlord as a result of such late payment and not payment for the use of money or a penalty; and (b) the amount past due (excluding late fees), shall bear simple interest from the date due until paid at twelve percent (12%) per annum (the "Interest Rate"); and Tenant agrees to pay said late fee and interest immediately and without demand. However, if at the time such interest is sought to be imposed, the Interest Rate exceeds the maximum rate permitted under federal law or under the laws of the State of Georgia, the Interest Rate shall be the maximum rate of interest then permitted by applicable law. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to late fees, second to accrued but unpaid interest at the Interest Rate, and third to past due amounts in the order of their due dates. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

    (h) In the event Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay a service charge not to exceed $20.00 or five percent (5%) of the face amount of the check, whichever is greater.

    (i) The foregoing provisions of this Paragraph 19 shall survive the expiration or earlier termination of this Lease and shall apply to any renewal or extension of this Lease.

    20. BANKRUPTCY.

    (a) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute Rent for the purposes of the Bankruptcy Code. 11 U.S.C. Section502(b)(7).

    (b) This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of the Bankruptcy Code. 11 U.S.C. Section365(c), 365(e)(2).

    (c) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

    (d) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

    21. LANDLORD'S LIEN. In addition to any statutory lien for Rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Rent and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. Products of collateral are also covered. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this paragraph at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and security agreement serves as a financing statement and that a copy or photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the Premises, and may be filed for record in the real estate records. The record owner of this property is the Tenant unless otherwise designated in writing to Landlord. Tenant warrants that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes.

    22. SUBORDINATION; ESTOPPEL CERTIFICATES.

    (a) Tenant accepts this Lease subject and subordinate to the lien or security title of any recorded mortgage, deed to secure debt or ground lease presently existing or hereafter created upon the Premises, and to all existing recorded restrictions, covenants, easements and agreements with respect to the Office Park, or any part thereof, and all amendments, modifications and restatements thereof, and all replacements and substitutions therefor. The subordination created hereby is intended to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Nevertheless, Tenant agrees to execute such documents as Landlord may request to evidence and memorialize such subordination. If Tenant fails to execute any such requested documentation within ten (10) days after Landlord's request therefor, Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease in Tenant's name and on Tenant's behalf to the lien or security title of any mortgage, deed to secure debt or ground lease hereafter placed on the Premises, and to any future instrument amending, modifying, restating, replacing or substituting for any such existing recorded restrictions, covenants, easements and agreements. Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. Such power of attorney is coupled with an interest and shall be irrevocable. If the interest of Landlord under this Lease shall be transferred by reason of exercise of a power of sale, foreclosure or other proceeding for enforcement of any mortgage or deed to secure debt on the Premises, Tenant shall be bound to the transferee (sometimes hereinafter referred to as the "Purchaser"), at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Landlord hereunder, and, if requested by the Purchaser, Tenant agrees to be bound and obligated hereunder to the Purchaser (including the mortgagee or grantee under any such mortgage or deed to secure debt), as its landlord.

    (b) Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. If Tenant fails to so execute, acknowledge and deliver such certificate within ten (10) days after request from Landlord, or any mortgagee or lessor of Landlord, Landlord is hereby empowered to do so in Tenant's name and on Tenant's behalf. Tenant hereby appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering such certificate. Such power of attorney is coupled with an interest and shall be irrevocable. Any such certificate may be relied upon by Landlord, any mortgagee or lessor of Landlord, any beneficiary, purchaser or prospective purchaser of the Building or any interest therein, or by anyone to whom Landlord may provide said certificate.

    23. MECHANICS LIENS; OTHER TAXES.

    (a) Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to Landlord by Tenant on demand and with interest at the Interest Rate.

    (b) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

    24. SUBSTITUTION OF PREMISES. At any time after the date of execution of this Lease, Landlord may substitute for the Premises, other premises in the Office Park (the "new premises"), in which event the new premises shall be deemed to be the Premises for all purposes under this Lease, provided: (a) the new premises shall be similar to the Premises in area and appropriateness for the use of Tenant's purposes; (b) if Tenant is then occupying the Premises, Landlord shall pay the expenses of moving Tenant, its property and equipment to the new Premises, including the cost of a reasonable quantity of business stationery and business cards with the new address, and such moving shall be done at a time and in such manner so as to minimize, to the extent reasonably possible, the inconvenience to Tenant; (c) Landlord shall give to Tenant not less than sixty (60) days' prior written notice of such substitution; and
(d) Landlord shall, at its sole cost, improve the new premises with improvements substantially similar to those in the Premises.

    25. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

    (a) to change the name, street address, or suite numbers of the Building;

    (b) to change the name of the Office Park;

    (c) to install or maintain a sign or signs on the exterior of the Building;

    (d) to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises;

    (e) to retain at all times pass keys to the Premises;

    (f) to close the Building after regular working hours and on legal holidays subject, however to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;

    (g) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; and

    (h) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identifications and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord's interests or as may be necessary or desirable in the operation of the Building.

    The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without the same being construed as an unlawful entry into the Premises and without being deemed guilty of an eviction, actual or constructive, or without being deemed guilty of trespass or disturbance of the Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Rent or affecting any of Tenant's obligations hereunder.

    25. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

    (a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

    (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

    (c) Except for legal process, which may also be served as by law provided, any notice or communication required or permitted hereunder shall be in writing and shall be sent either by: (i) personal delivery service with charges therefor billed to shipper; (ii) nationally recognized overnight delivery service (such as Federal Express, United Parcel Service, Airborne, etc.) with charges therefor billed to shipper; or (iii) United States Mail, postage prepaid, registered or certified mail, return receipt requested. All such notices and communications shall be addressed to Landlord or Tenant, as the case may be, at the addresses set forth below, or at such other addresses as Landlord or Tenant may have designated by notice to the other given as provided above. Any notice or communication sent as above provided shall be deemed given or delivered:
(A) upon receipt, if personally delivered (provided delivery is confirmed by the courier delivery service); (B) on the date of delivery by any nationally recognized overnight delivery service; or (C) if sent by United States Mail, on the date appearing on the return receipt therefor, or if there is no date on such return receipt, the receipt date shall be presumed to be the postmark date appearing on such return receipt. Notice shall be considered given and received on the latest original delivery or attempted delivery date to all persons and addresses to which notice is to be given, as indicated on the return receipt(s) of the United States Mail or delivery receipts of the personal delivery service or nationally recognized overnight delivery service. Any notice or communication which cannot be delivered because of failure to provide notice of a change of address as herein provided or for which delivery is refused shall be deemed to have been given and received on the date of attempted delivery. Any notice or communication required or permitted hereunder shall be addressed as follows:

    Landlord: Landlord's Address for Payments:

       Sanctuary Park Realty Holding Company
       c/o Jones Lang LaSalle
       33320 Treasury Center
       Chicago, Illinois 60695-3300
       Landlord's Address for Notices:

       Sanctuary Park Realty Holding Company
       c/o Jones Lang LaSalle Americas, Inc.
       1105 Sanctuary Parkway, Suite 150
       Alpharetta, Georgia 30004
       Attention: Leasing Director
       With a copy to:

       Sanctuary Park Realty Holding Company
       c/o J.P. Morgan Investment Management Inc.
       522 Fifth Avenue
       New York, New York 10036
       Attention: Mr. Joel Moody

       With a copy to:

       Scoggins & Goodman, P.C.
       2800 Marquis One Tower
       245 Peachtree Center Avenue, N.E.
       Atlanta, Georgia 30303-1227
       Attention: Randall B. Scoggins, Esq.

    Tenant:

       Before Commencement Date:
       Sideware Systems, Inc.
       Suite 102
       930 West First Street
       North Vancouver, British Columbia V7P 3N4
       Attention: Controller

       After Commencement Date:
       Sideware Corporation
       1105 Sanctuary Parkway, Suite 150
       Alpharetta, Georgia 30004
       Attention: Mr. Bill Stride or Office Manager

    If and when included within the term "Tenant," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the term "Tenant" shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

    27. HAZARDOUS SUBSTANCES.

    (a) Tenant covenants that, without first obtaining Landlord's written consent, neither Tenant nor any of its agents, employees, contractors or invitees shall cause or permit any Hazardous Materials (as hereinafter defined) to be stored, handled, treated, released or brought upon or disposed of on the Premises or the Building or the Office Park, except for Hazardous Materials customarily used in general business offices in first-class office buildings, and then only in accordance with any and all applicable laws, ordinances, rules, regulations and requirements respecting the storage, handling, treatment, release, disposal, presence or use of such Hazardous Materials. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, consultants' fees, experts' fees, attorneys' fees and court costs), liabilities or losses resulting from the storage, handling, treatment, release, disposal, presence or use of Hazardous Materials in, on or about the Premises or the Building or the Office Park by Tenant, its agents, employees, contractors or invitees from and after the date of this Lease. Tenant agrees to take such steps as are necessary to remediate any Hazardous Materials governed by the terms of this Paragraph 27(a) in the manner required by law.

    (b) Definition of Hazardous Materials. As used herein, the term "Hazardous Materials" means asbestos, polychlorinated biphenyls, oil, gasoline or other petroleum based liquids, any and all materials or substances deemed hazardous or toxic or regulated by applicable laws, including, but not limited to, substances defined as hazardous under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section9601 ET SEQ., the Resource Conservation and Response Act, as amended, 42 U.S.C. Section6901
ET SEQ. (or any state counterpart to the foregoing statutes) or determined to present the unreasonable risk of injury to health or the environment under the Toxic Substances Control Act, as amended, 15 U.S.C. Section2601 ET SEQ.

    (c) The provisions of this Paragraph 27 shall survive the expiration or earlier termination of this Lease.

    28. BROKERAGE.

    (a) Tenant represents and warrants to Landlord that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Richard Bowers & Co. ("Tenant's Agent") in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker other than Tenant's Agent.

    (b) Landlord represents and warrants to Tenant that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent other than Jones Lang LaSalle Americas, Inc. ("Landlord's Agent") in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Landlord shall, and hereby agrees to, indemnify, defend and hold Tenant harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Landlord and any such agent or broker other than Landlord's Agent.

    (c) Landlord shall pay a commission to Landlord's Agent pursuant to a separate agreement between Landlord and Landlord's Agent. Landlord shall pay a commission to Tenant's Agent pursuant to a separate agreement between Landlord and Tenant's Agent. The fact that Landlord is paying a commission to Tenant's Agent does not constitute Tenant's Agent as the agent of Landlord or as a dual agent for Landlord and Tenant. Tenant's Agent has acted solely as Tenant's agent in connection with this transaction.

    (d) The provisions of this Paragraph 28 shall survive the expiration or earlier termination of this Lease.

    29. MISCELLANEOUS.

    (a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

    (b) The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

    (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

    (d) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

    (e) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation all payment obligations with respect to Rent and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph 29(e).

    (f) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and that is legal, valid and enforceable.

    (g) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

    (h) Time is of the essence of this Lease and all of its provisions.

    (i) No animals (except service animals) shall be brought into or kept in or about the Building.

    (j) Tenant agrees to comply with subdivision regulations, protective covenants, or other restrictions of record that are applicable to the Building or Office Park.

    (k) The duties and obligations of Tenant herein shall be binding upon all or any of them. The duties and obligations of Tenant shall run and extend not only to the benefit of the Landlord, as named herein, but to the following, at the option of the following or any of them: (i) any person, by, through or under which Landlord derives the right to Lease the Premises; (ii) the owner of the Premises; and (iii) holders of mortgage, deed to secure debt or rent assignment interests in the Premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay Rent to any person other than Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.

    (l) This Lease shall create the relationship of landlord and tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent as specifically provided in Paragraph 11 of this Lease.

    (m) Notwithstanding anything contained elsewhere in this Lease, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction required of Landlord by this Lease or applicable law. In such event, Tenant's only remedy for any refusal, withholding or delay which is determined to be unreasonable or in contravention of this Lease or applicable law shall be an action for specific performance or an injunction to enforce any such requirement.

    (n) Anything contained in this Lease to the contrary notwithstanding, Tenant shall look solely to the estate and property of Landlord in the Building for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee, the holder of any deed to secure debt or lessor of the Building. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

    (o) This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. Neither this Lease, nor any memorandum hereof, shall be recorded by Tenant without Landlord's prior written consent to such recording.

    (p) This Lease shall be governed by and construed under the internal laws of the State of Georgia, without regard to the conflicts of laws rules of such state. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Fulton County, Georgia. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

    (q) No Event of Default or provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder, or acceptance of less than the full amount due (even if Tenant writes the words "accord and satisfaction" or words of similar import on its check) shall not be construed as a waiver of such Event of Default, nor excuse any delay or partial payment upon subsequent occasions. No custom or practice which may develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant.

    (r) In any action or proceeding between Landlord and Tenant, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses which the prevailing party actually incurs in enforcing the Lease terms.

    (s) Landlord shall not be liable to Tenant for failure to give possession of any portion of the Premises to Tenant if Landlord is delayed in commencing construction on such portion of the Premises by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of such portion of the Premises, nor shall such failure impair the validity of this Lease. However, Landlord does agree to use reasonable diligence to obtain possession of each portion of the Premises in a timely manner so that construction within such portion of the Premises shall not be delayed.

    (t) Notwithstanding any other term or provision of this Lease, in the event Landlord has made any Rent concession of any type or character or has waived or deferred the payment of any Rent installment, should Tenant fail to take possession of the Premises on the Commencement Date or should any Event of Default occur, all such Rent concessions and waivers or deferrals of Rent installments shall be canceled and the amount of such concessions, waivers and deferrals, together with interest at the Interest Rate, shall become immediately due and payable.

    (u) Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, war, or governmental laws, regulations and restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord.

    (v) Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Land, or any other portions of the Office Park except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

    (w) The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by any mortgagee, and any lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant. When this Lease has been executed by Tenant and delivered to Landlord, this Lease shall constitute an offer to Landlord to lease the Premises on the terms and conditions herein described.

    (x) Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

    (y) Landlord has adopted rules and regulations governing parking in the Office Park (including the designation of fire lanes and "no parking" zones) (the "Parking Rules") and has allocated a certain number of unassigned parking spaces to Tenant in this Lease ("Tenant's Allocated Parking Spaces"). Tenant shall not violate the Parking Rules or regularly use parking spaces in excess of Tenant's Allocated Parking Spaces, and shall use its best efforts to assure that its employees, agents, contractors, guests and invitees do not do so. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities, costs, damages and expenses incurred or suffered by Landlord as a result of the failure of Tenant or its employees, agents, contractors, guests and invitees to comply with the foregoing provisions of this paragraph.

    30. ADDITIONAL PROVISIONS. See Additional Provisions Paragraphs 31 through 48 attached hereto and made a part hereof as if fully incorporated herein and when in conflict with the body of this Lease, said Additional Provisions shall prevail.

    IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed in their names on their behalf and their seals affixed hereto by duly authorized officials, the day and year respectively set forth below.

    EXECUTED BY LANDLORD, this             day of             , 2000.


Witness                                        SANCTUARY PARK REALTY HOLDING
                                               COMPANY, a Delaware corporation

                                               By: "signed"

                                               Name:

                                               Title:

                   EXECUTED BY TENANT, as of the 28th of February, 2000.

Witness                                        SIDEWARE CORPORATION,
                                               a Washington corporation

                                               By: "signed"

                                               Name:

                                               Title:
                                                             (Corporate Seal)

                             ADDITIONAL PROVISIONS

    ATTACHED TO AND INCORPORATED IN LEASE AGREEMENT BETWEEN SANCTUARY PARK REALTY HOLDING COMPANY, A DELAWARE CORPORATION ("LANDLORD") AND SIDEWARE CORPORATION, A WASHINGTON CORPORATION ("TENANT")

    31. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide Tenant a Tenant Improvement Allowance of up to $3.50 per square foot of Net Rentable Area of the Premises, to be computed, expended and applied in accordance with the Work Letter attached hereto as Exhibit "C." All improvements from concrete slab to concrete deck shall be deducted from such Tenant Improvement Allowance. Any unused portion of the Tenant Improvement Allowance shall be paid to Tenant as reimbursement for actual, out-of-pocket expenses incurred by Tenant in moving to the Premises and for costs of installation of data and telephone cabling. Landlord shall, to the extent of any unused portion of the Tenant Improvement Allowance, reimburse Tenant for such actual out-of-pocket expenses promptly upon receipt of invoices from Tenant evidencing expenditure of such sums by Tenant. Landlord shall have no obligation to reimburse Tenant for any such invoices submitted after September 1, 2000. Any portion of the Tenant Improvement Allowance remaining undisbursed after such date shall belong to Landlord.

    32. SPACE PLANNING ALLOWANCE. Landlord shall provide Tenant with a Space Planning Allowance not to exceed $1.40 per square foot of Net Rentable Area of the Premises for preparation of Working Drawings and Specifications (which shall include mechanical and engineering plans by Landlord's Engineer, HESM&A, Inc. Consulting Engineers) to be computed, expended and applied in accordance with the Work Letter attached hereto as Exhibit "C." Tenant shall be responsible for the costs of any changes in the Working Drawings and Specifications requested by Tenant after Tenant has approved such Working Drawings and Specifications. Any unused portion of the Space Planning Allowance shall be added to the Tenant Improvement Allowance.

    33. PRELIMINARY PLANNING ALLOWANCE. Landlord shall contribute $0.10 per square foot of Net Rentable Area of the Premises toward costs of a preliminary space plan to be prepared by the Building's interior architect. Any such costs in excess of such amount shall be paid by Tenant.

    34. PARKING. Landlord shall make available to Tenant throughout the initial Term of the Lease, four (4) parking spaces per 1,000 square feet of Net Rentable Area of the Premises in the parking area serving the Building. Such parking spaces shall be free of charge and unassigned. Landlord reserves the right to designate parking spaces at a future date.

    35. JANITORIAL SERVICES. Janitorial services shall be provided by Landlord for the Premises on Mondays through Fridays, excluding holidays, pursuant to the Cleaning Specifications attached hereto as Exhibit "E."

    36. SIGNAGE. Tenant identification will be available on the Building's lobby directory and at the primary entrance to the Premises. All such signage at the primary entrance to the Premises shall be Building standard plaque signage. Landlord shall pay the cost of the initial listing in the Building's lobby directory and Tenant shall pay the cost of the signage at the primary entrance to the Premises.

    37. ACCESS. Except in the case of an emergency, Tenant shall have access to the Premises, the Building and the related parking facilities twenty-four
(24) hours per day, seven (7) days per week, fifty-two (52) weeks per year.

    38. BUSINESS DAYS. The term "Business Day" means Mondays through Fridays, exclusive of any holidays observed by the Building.

    39. AFTER HOURS HVAC. If Tenant requires air-conditioning or heating for hours or days in addition to the hours and days specified in Paragraph 5 of this Lease, Landlord shall make reasonable efforts to provide such additional service after reasonable, prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service, at the hourly rates established from time to time by Landlord for such services. Such hourly rates shall be based upon Landlord's cost of providing such services, and shall include a component for Landlord's overhead, depreciation, maintenance and labor costs in providing such services. If any of Landlord's other tenants served by the equipment providing such additional service to the Premises request that Landlord simultaneously provide such service to such other tenants, the cost of Landlord providing such additional and concurrent service shall be prorated among all of Landlord's tenants requesting such service, on a reasonable basis, as determined by Landlord. As of the date of this Lease, Landlord's hourly charge for providing after-hours heating or air-conditioning service is $35.00 per hour (or part thereof), per air-handling unit, but such rate is subject to change from time to time based upon Landlord's actual costs (which may include the components set forth above) in providing such after-hours service.

    40. EARLY OCCUPANCY. If the Leasehold Improvements are completed prior to the Commencement Date, Landlord will allow Tenant to occupy the Premises prior to Commencement Date. In such event, Tenant shall be entitled to occupy the Premises without payment of Rent until the Commencement Date. Notwithstanding the fact that the Commencement Date may occur after Tenant occupies the Premises as set forth in this Paragraph 40, Tenant's occupancy of the Premises during such period prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease other than the payment of Rent. Tenant is aware of the fact that the Premises are currently utilized by Landlord as the Management Office for the Office Park. Landlord will relocate the Management Office to a new building under construction in the Office Park as soon as practical after the date of execution of this Lease by Landlord and Tenant. Landlord will endeavor to relocate the Management Office on a schedule which will permit Tenant to occupy the Premises on or about March 15, 2000. However, Landlord makes no guarantee that the Management Office will be relocated or that the Leasehold Improvements will be completed by such date so as to permit such early occupancy by Tenant. Landlord shall have no liability to Tenant for any delay in occupancy. Landlord and Tenant agree that they will use commercially reasonable efforts to substantially complete the Leasehold Improvements to the extent necessary so that Tenant can occupy Premises on or about April 1, 2000.

    41. INTERRUPTION OF SERVICES. In the event of any failure to furnish, or any stoppage of, the following specified services for a period in excess of five
(5) consecutive Business Days, and if: (a) such interruption is restricted to the Building and is not a neighborhood blackout; (b) such failure to furnish or stoppage is caused by the negligence or willful misconduct of Landlord or by the failure of Landlord to commence and diligently pursue repairs for which Landlord is responsible under this Lease; (c) results in the Premises becoming untenantable; and (d) Tenant actually ceases to occupy the Premises as a result thereof, Tenant shall be entitled to an abatement of Rent which shall commence on the sixth (6th) Business Day (and shall not be retroactive) and shall continue the remainder of the period of such failure to furnish or stoppage of such specified services. As used in this Paragraph 41, the specified services are: electricity, heating, ventilating and air conditioning, and water service.

    42. RULES AND REGULATIONS. Notwithstanding anything to the contrary set forth in the Lease, all Rules and Regulations shall be subject to the following conditions: (a) all Rules and Regulations must be communicated in writing to Tenant within a reasonable period of time prior to their effectiveness; (b) all Rules and Regulations must generally apply to and be enforced in a uniform manner against all tenants of the Building; (c) no Rule or Regulation shall conflict with or be inconsistent with any of the provisions of the Lease; and
(d) no Rule or Regulation shall unreasonably diminish or restrict Tenant's rights or unreasonably increase Tenant's obligations under the Lease.

    43. ASSIGNMENT OR SUBLEASE TO AFFILIATES. Notwithstanding the provisions of Paragraph 11, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to: (a) sublet all or part of the Premises to any related corporation or entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant; or (b) to assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that:
(x) any such assignee or sublessee must be of a character and reputation, be engaged in a business, and propose to use the Premises in a manner in keeping with Landlord's then-current standards in such respect for tenancies in the Building; and
(y) with respect to an assignment under Subparagraph (b), such successor corporation shall assume all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease, as determined by generally accepted accounting principles. Tenant shall provide in its notice to Landlord the information reasonably required by Landlord to assess compliance with these terms. For the purpose hereof, "control" shall mean ownership of not less than fifty percent (50%) of all of the voting stock or legal and equitable interest in such corporation or entity.

    44. CONSENT TO ASSIGNMENT OR SUBLEASING. Notwithstanding the provisions of Paragraph 11 of the Lease, Landlord shall not unreasonably withhold its consent to an assignment of this Lease in its entirety or to any subletting of the Premises, provided that:

    (a) No Event of Default shall have occurred and be continuing;

    (b) A proposed assignee shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with Landlord's then-current standards in such respects of tenancies in the Building; and a proposed subtenant shall have a financial standing adequate in Landlord's reasonable judgment to meet such proposed subtenant's economic obligations under the sublease and shall be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with Landlord's then-current standards in such respects of tenancies in the Building;

    (c) The character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall not: (i) be likely to increase Landlord's operating expenses beyond those which would be incurred for use by Tenant or for use in accordance with the standards of use of other tenancies in the Building; (ii) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting or assignment; or (iii) violate any provision or restrictions herein or in any other leases in the Office Park relating to the use or occupancy of the Premises;

    (d) The subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease or this Lease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent may be granted or denied by Landlord in its sole discretion;

    (e) There shall be no more than two (2) subleases during the Term;

    (f) At no time shall there be more than two (2) occupants, including Tenant, in the Premises (other than on-site contractors, consultants and contract partners of Tenant who are working with Tenant in its business conducted from the Premises);

    (g) Any assignee shall agree to assume all of the obligations of Tenant under this Lease;

    (h) The proposed subtenant or assignee shall not be a federal, state or local government, or an agency or instrumentality thereof, nor shall it be entitled, directly or indirectly, to diplomatic or sovereign immunity;

    (i) The proposed subtenant or assignee shall be subject to service of process in, and the jurisdiction of the courts of, the State of Georgia;

    (j) Landlord does not have comparable and similarly sized lobby space available elsewhere in the Office Park which can accommodate the needs of the proposed assignee or sublessee; and

    (k) The proposed assignee or sublessee is not a prospect to whom Landlord has made a proposal for the lease of space within the Office Park within the prior four (4) months, which Landlord believes, in its reasonable discretion, to remain an active prospect.

    The foregoing shall in no way limit Landlord's ability: (A) to withhold or delay its consent for any other reason which is reasonable under the circumstances; or (B) to terminate this Lease as to the portion of the Premises affected by such proposed sublease or assignment, as permitted by Paragraph 11(c) of this Lease.

    45. LETTER OF CREDIT. In consideration of Landlord entering into this Lease and in consideration of financial investments and concessions made by Landlord pursuant to this Lease, Tenant hereby agrees as follows:

    (a) Simultaneously with the execution of this Lease by Tenant, Tenant shall deliver to Landlord, as additional security for the obligations of Tenant under the Lease, a clean, unconditional, irrevocable, transferable letter of credit issued by a bank acceptable to Landlord, in its sole discretion ("Issuer"), in favor of Landlord, in the amount of THIRTY FOUR THOUSAND AND NO/100 DOLLARS ($34,000.00) (the "Letter of Credit"). The Letter of Credit shall be in the form attached hereto as Exhibit "G" and by this reference made a part hereof. Tenant shall maintain the Letter of Credit in favor of Landlord throughout the Term of the Lease, and for a period of ninety (90) days after the expiration of the Term of the Lease.

    (b) The term of the original Letter of Credit required under this Paragraph 45 shall commence as of or prior to the date of delivery thereof to Landlord and shall expire no earlier than August 1, 2001. The expiration date of the Letter of Credit shall be clearly stated on its face by month, day and year. The Letter of Credit shall be payable in immediately available funds in U.S. Dollars upon presentation by Landlord to Issuer of the original of the Letter of Credit and by sight draft drawn on the Issuer, or any of Issuer's correspondent banks, wherever located.

    (c) The Letter of Credit shall be irrevocable for the term thereof and shall provide that it will be automatically renewed for successive periods of one
(1) year each without any other action by Landlord or the Issuer through the period ending not less than ninety (90) days after the Lease Expiration Date. The Issuer shall have the right not to renew such Letter of Credit by giving written notice to Landlord not less than ninety (90) days prior to the expiration thereof. The privilege of the Issuer not to renew such Letter of Credit shall not relieve Tenant of the obligation to maintain the Letter of Credit with Landlord through the date which is ninety (90) days after the Lease Expiration Date. If the Issuer notifies Landlord that the Letter of Credit will not be automatically renewed at the end of the then current term thereof, Tenant shall, at least sixty (60) days prior to the expiration of the Letter of Credit, deliver to Landlord a new Letter of Credit or an endorsement to the existing Letter of Credit, and any other evidence required by Landlord evidencing that the Letter of Credit has been renewed or replaced for a period of at least one
(1) year (a "Replacement Letter of Credit"). Notwithstanding the preceding sentence, any Replacement Letter of Credit is not required to have an effective date sooner than the Expiry Date of the then existing Letter of Credit, it being the intent hereof that Tenant not be required to have two outstanding Letters of Credit at any one time. Each Replacement Letter of Credit shall also be deemed a "Letter of Credit" for purposes of this Paragraph 45. Except for the term thereof, each Replacement Letter of Credit shall be identical in form and content to the original Letter of Credit.

    (d) If: (i) an Event of Default has occurred and remains uncured with respect to Tenant; or (ii) Tenant has filed a petition in Bankruptcy, or an involuntary petition in Bankruptcy has been filed against Tenant [and such involuntary petition has not been dismissed within sixty (60) days after filing] and Tenant is not making or has not made any one or more payments of Monthly Rental, Additional Rent or any other monetary obligation of Tenant to Landlord under the Lease; Landlord may draw upon any Letter of Credit on one or more occasions. Thereafter, Landlord shall be entitled to use, apply and retain the proceeds of such draw or draws on a Letter of Credit for the payment of any one or more of the following: (A) any Monthly Rental, Additional Rent or other sums of money that Tenant may not have paid when due; and (B) reimbursement to Landlord of any sum which Landlord may expend or be required to expend by reason of such Event of Default, including, without limitation, any damage or deficiency incurred by Landlord as a result of the reletting of the Premises (as provided in this Lease). If any of the proceeds of the Letter of Credit are not applied immediately to cure any default of Tenant, Landlord shall hold such unapplied proceeds as cash security in accordance with Paragraph 3(g) of the Lease. If the Issuer gives notice that the Letter of Credit will not automatically renew, and Tenant shall fail to renew or replace the Letter of Credit with a Replacement Letter of Credit on or before the deadline for such delivery, Landlord may present the Letter of Credit for payment and retain the proceeds thereof as a part of the Security Deposit in lieu of the Letter of Credit.

    (e) The use, application or retention of the proceeds of such draw or draws on the Letter of Credit, or any portion thereof by Landlord shall not prevent Landlord from making any further draws upon any Letter of Credit or from exercising any other right or remedy available to Landlord under the Lease or applicable law (it being intended that Landlord shall not first be required to proceed to draw upon any Letter of Credit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

    (f) Tenant waives any right to require that resort be had to any Security Deposit or any credit on the books of Landlord in favor of Tenant or any other person, or that Landlord pursue any other remedy or remedies, prior to or after Landlord's pursuing any draw under any Letter of Credit. In the event of an Event of Default under this Lease, Landlord shall have the right to enforce its rights, powers and remedies hereunder or under any other instrument now or hereafter evidencing, securing or otherwise relating to the transactions contemplated by the Lease, or with respect to the Letter of Credit, in any order and on one or more occasions, all as Landlord shall determine, in its sole and absolute discretion, and all rights, powers and remedies available to Landlord in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity, and no exercise by Landlord of any such rights, powers or remedies shall constitute an election of remedies by Landlord or shall preclude the subsequent exercise by Landlord of any of the other rights, powers and remedies available to Landlord.

    (g) If Landlord makes any draw upon any Letter of Credit, Tenant shall restore the Letter of Credit to the original amount thereof within ten
(10) days after Tenant receives notice of such draw. Any failure by Tenant to do so by such deadline shall constitute an Event of Default by Tenant under this Lease, without the necessity of any notice from Landlord and without any grace period or cure rights.

    (h) Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign its rights with respect to the Letter of Credit, subject to Landlord's obligations with respect to the same. Upon written acknowledgment of such transferee's or mortgagee's acceptance of such rights and assumption of Landlord's obligations with respect to any Letter of Credit, Tenant shall look solely to such transferee or mortgagee with respect to any Letter of Credit, and Landlord shall thereby be released by Tenant from all liability or obligation with respect to any Letter of Credit, or the proceeds thereof. If Landlord desires to transfer the Letter of Credit to such new transferee or mortgagee, Tenant shall cooperate in effecting such transfer; provided that Landlord shall pay the Issuer's usual and customary fee for transferring such Letter of Credit.

    (i) If Landlord at any time, or from time to time, requests any reasonable change in the terms, conditions or provisions of the Letter of Credit, Tenant shall promptly cause such Letter of Credit to be so modified. In addition, Tenant shall cause the Letter of Credit to be amended from time to time upon written request of Landlord to change the address to which notices to Landlord are to be sent and/or to change the identity of persons or addresses to whom or which courtesy copies of notices to Landlord are to be sent. If the Letter of Credit is lost, mutilated, stolen, or destroyed, Tenant shall cooperate with Landlord's efforts to cause the Issuer to cancel the lost, mutilated, stolen or destroyed Letter of Credit and to replace such Letter of Credit.

    (j) Tenant shall have the right to substitute one letter of credit for another if the substitute letter of credit meets the requirements of this Paragraph 45 and is in form satisfactory to Landlord. In addition, Tenant shall substitute another letter of credit meeting the requirements of this Paragraph 45 for the Letter of Credit held by Landlord if the Issuer of the Letter of Credit becomes insolvent or if the Letter of Credit is void, unenforceable, or uncollectable. If the Issuer of the Letter of Credit becomes unacceptable to Landlord for good reason, Tenant shall, within fifteen
(15) days after notice is given Tenant by Landlord, deliver to Landlord either a substitute Letter of Credit meeting the requirements of this Paragraph 45, or cash security in the amount of the Letter of Credit.

    (k) Tenant shall not assign or encumber the Letter of Credit, and any such purported assignment or encumbrance shall be void and of no effect.

    (l) Provided Landlord has not notified the Issuer in writing that there then exists an Event of Default by Tenant under this Lease, or a state of facts which, with the giving of notice or the passage of time, or both, would constitute an Event of Default by Tenant, the amount of the Letter of Credit required shall be automatically reduced to the amount set forth in the table below as of the date specified:

                                                             REDUCED AMOUNT OF
DATES OF REDUCTION                                           LETTER OF CREDIT
------------------                                           -----------------
August 1, 2001.............................................     $23,883.00
August 1, 2002.............................................     $12,594.00

    After Landlord has notified the Issuer that an Event of Default has occurred under the Lease there shall be no further reduction in the amount of the Letter of Credit.

    (m) If Tenant fully and faithfully complies with all the terms, covenants, conditions and provisions of this Lease, the Letter of Credit shall be returned to Tenant within ninety (90) days after the Lease Expiration Date and delivery of possession of the Premises to Landlord in accordance with the provisions of the Lease.

    (n) If Landlord makes any draw under the Letter of Credit, which draw is not applied as permitted in this Paragraph 45 but is to be held as a Security Deposit, such Security Deposit shall be held by Landlord without liability for interest except to the extent required by law and as security for the performance of Tenant's covenants and obligations under this Lease.

    46.  USE OF THE PREMISES.   enant acknowledges that, because of the lobby
exposure of the Premises, the appearance of the Premises is of critical importance to Landlord. Tenant hereby agrees that the reception area and conference room area located within the Premises will be designed, decorated, furnished and maintained by Tenant in a manner reasonably satisfactory to Landlord, at a level comparable with the standards maintained elsewhere in the Office Park.

    47. GUARANTY OF LEASE. In order to induce Landlord to enter into this Lease, Tenant's obligations hereunder shall be guaranteed by Sideware
Systems, Inc., a Canadian corporation ("Guarantor"). Simultaneously with Tenant's execution of this Lease, Tenant shall have the Guaranty attached hereto as Exhibit "H" and by this reference made a part hereof (the "Guaranty") executed by Guarantor and shall deliver such executed Guaranty to Landlord contemporaneously with Tenant's delivery of the executed Lease to Landlord. Whenever Tenant exercises any extension option, expansion option, right of first offer, right of first opportunity or otherwise takes any action which requires an amendment to this Lease, it shall be a condition to Tenant's right to exercise such right or take such action that Tenant cause Guarantor to execute a consent and reaffirmation of the Guaranty in form and substance satisfactory to Landlord.

    48. CAP ON CONTROLLABLE OPERATING EXPENSES. "Controllable Operating Expenses" (as hereinafter defined) for calendar year 2001, and each year thereafter, shall not increase by more than five percent (5%) per annum, on a compounded and cumulative basis over the actual amount of such "Controllable Operating Expenses" for calendar year 2000. As used herein, the term "Controllable Operating Expenses" means all Operating Expenses other than taxes, insurance and utilities, costs subject to government regulation, such as minimum wages, and all costs incurred to comply with new or revised federal or state laws, municipal or county ordinances or codes or regulations promulgated under any of the same. By way of illustration of the foregoing, in calendar year 2002, the Controllable Operating Expenses shall not exceed the amount determined by the following formula, when "X" equals the actual amount of the Controllable Operating Expenses for calendar year 2000:

    X times 1.05 times 1.05 = maximum amount of Controllable Operating Expenses for calendar year 2002.

    Thus, if Controllable Operating Expenses for 2000 are $4.00 per square foot of Net Rentable Area, the maximum amount of Controllable Operating Expenses for calendar year 2002 would be $4.00 X 1.05 X 1.05 = $4.41 per square foot of Net Rentable Area.